                                                                    Exhibit 99.1

(CMS ENERGY LOGO)                                                   News Release

   CMS ENERGY REPORTS STRONG THIRD QUARTER OPERATING PERFORMANCE; WRITEDOWN OF
                SOUTH AMERICAN ASSET RESULTS IN REPORTED NET LOSS

     JACKSON, Mich., Nov. 2, 2006 -- CMS Energy (NYSE: CMS) announced today a reported net loss of $103 million, or $0.47 per share, for the third quarter of 2006, compared to a reported net loss of $265 million, or $1.21 per share, for the same quarter of 2005.

     The 2006 third quarter loss stemmed primarily from an after-tax impairment charge of $169 million, or $0.76 per share, for CMS Energy's 50 percent interest in the GasAtacama power plant and pipeline. The non-cash charge reflects increased uncertainty about the availability of natural gas to fuel the 720-megawatt plant in Chile.

     CMS Energy's adjusted third quarter net income, which excludes the GasAtacama impairment and other items, was $40 million, or $0.18 per share, down from $119 million, or $0.54 per share, for the same period of 2005. Adjusted third quarter 2006 net income, without the expected reversal of previous mark-to-market gains, was $70 million, or $0.31 per share, compared to $44 million, or $0.20 per share, for the same quarter of 2005.

     For the first nine months of 2006, CMS Energy had a reported net loss of $58 million, or $0.26 per share, compared to a reported net loss of $88 million, or $0.42 per share, for the first nine months of 2005.

     CMS Energy's adjusted nine-month net income, which excludes the GasAtacama impairment charge and other items, was $69 million, or $0.31 per share, down from $294 million, or $1.39 per share, for the same period of 2005.

     Adjusted nine-month 2006 net income, without mark-to-market impacts, was $194 million, or $0.88 per share, compared to $163 million, or $0.77 per share, for the same period of 2005.

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     CMS Energy maintained its guidance for 2006 adjusted (non-GAAP) earnings, excluding mark-to-market impacts, of about $1 per share. The Company noted that its 2006 reported (GAAP) earnings will be substantially lower than its adjusted earnings because of the expected reversal of mark-to-market gains and the GasAtacama impairment charge. CMS Energy isn't providing specific reported
(GAAP) earnings guidance because of the uncertainties associated with the reversal of mark-to-market gains.

     "Operational performance was strong during the quarter, especially in meeting record high electric demand in Michigan in early August. Unfortunately, the size of the GasAtacama impairment charge overshadows that fundamental strength of our businesses and the outstanding efforts of our employees to serve customers," said David Joos, CMS Energy's president and chief executive officer.

     CMS Energy is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                      # # #

CMS Energy provides financial results on a reported (Generally Accepted Accounting Principles or GAAP) and adjusted (non-GAAP) basis. Adjusted earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the value of certain natural gas contracts. Earnings guidance is provided on an adjusted basis without mark-to-market impacts.

This news release contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "Forward-Looking Statements and Risk Factors" found in the Management Discussion and Analysis sections of CMS Energy's and Consumers Energy's Forms 10-Q for the fiscal quarter ended June 30, 2006 (CMS Energy's and Consumers Energy's "Forward-Looking Statements and Risk Factors" sections are both incorporated herein by reference), that discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
                    Condensed Consolidated Income Statements
                      (Millions, Except Per Share Amounts)

                                              Third Quarter    First Nine Months
                                               (Unaudited)       (Unaudited)
                                             ---------------   -----------------
                                              2006     2005      2006     2005
                                             ------   ------    ------   ------
Operating Revenue                            $1,462   $1,307    $4,890   $4,382
Earnings from Equity Method Investees            19       40        63       92
Operating Expenses                            1,243      967     4,626    3,548
Asset Impairment Charges                        239    1,184       239    1,184
                                             ------   ------    ------   ------
Operating Income (Loss)                      $   (1)  $ (804)   $   88   $ (258)
Other Income                                     35       24        93       77
Fixed Charges                                   126      127       387      396
                                             ------   ------    ------   ------
Loss before Minority Interests               $  (92)  $ (907)   $ (206)  $ (577)
Minority Interests (Obligations)                 41     (479)      (27)    (380)
                                             ------   ------    ------   ------
Loss before Income Taxes                     $ (133)  $ (428)   $ (179)  $ (197)
Income Tax Benefit                              (31)    (165)     (125)    (116)
                                             ------   ------    ------   ------
Loss from Continuing Operations              $ (102)  $ (263)   $  (54)  $  (81)
Income from Discontinued Operations               1       --         4       --
                                             ------   ------    ------   ------
Net Loss                                     $ (101)  $ (263)   $  (50)  $  (81)
Preferred Dividends                               2        2         8        7
                                             ------   ------    ------   ------
Net Loss Available to Common Stockholders    $ (103)  $ (265)   $  (58)  $  (88)
                                             ======   ======    ======   ======
Loss Per Share
   Basic                                     $(0.47)  $(1.21)   $(0.26)  $(0.42)
   Diluted                                    (0.47)   (1.21)    (0.26)   (0.42)

                             CMS Energy Corporation
                      SUMMARIZED COMPARATIVE BALANCE SHEETS
                              (Millions of Dollars)

                                                 September 30    December 31
                                                     2006            2005
                                                 ------------    -----------
                                                  (Unaudited)
ASSETS
Cash and cash equivalents                           $   459        $   847
Restricted cash                                          70            198
Other current assets                                  2,517          2,854
                                                    -------        -------
   Total current assets                             $ 3,046        $ 3,899
Net plant and property                                8,081          7,845
Investments                                             564            725
Non-current assets                                    3,287          3,551
                                                    -------        -------
Total Assets                                        $14,978        $16,020
                                                    =======        =======

STOCKHOLDERS' INVESTMENT
   AND LIABILITIES
Capitalization
   Debt and capital and finance leases (*)
      Long-term debt and capital leases
         (excluding FIN 46 debt, finance
         leases and securitization debt)            $ 6,390        $ 6,464
      FIN 46 debt and finance leases                    695            897
                                                    -------        -------
   Total debt and capital and finance leases        $ 7,085        $ 7,361
   Preferred stock and securities                       305            305
   Minority interest                                    344            333
   Common stockholders' equity                        2,276          2,322
                                                    -------        -------
   Total capitalization                             $10,010        $10,321
Securitization debt                                     348            370
Current liabilities                                   1,270          1,668
Non-current liabilities                               3,350          3,661
                                                    -------        -------
Total Stockholders' Investment and Liabilities      $14,978        $16,020
                                                    =======        =======

(*)  Current and long-term

                             CMS Energy Corporation
                       SUMMARIZED STATEMENTS OF CASH FLOWS
                              (Millions of Dollars)

                                                 First Nine Months
                                                    (Unaudited)
                                                 -----------------
                                                    2006    2005
                                                   -----   -----
Beginning of Period Cash                           $ 847   $ 669

Cash provided by operating activities              $ 436   $ 567
Cash used in investing activities                   (436)   (362)
                                                   -----   -----
Cash flow from operating and investing
   activities                                      $  --   $ 205
Cash used in financing activities                   (389)    (82)
Currency Translation Adjustment                        1       1
                                                   -----   -----
Total Cash Flow                                    $(388)  $ 124
                                                   -----   -----
End of Period Cash                                 $ 459   $ 793
                                                   =====   =====

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
       Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
                      (Millions, Except Per Share Amounts)

                                                       Third Quarter    First Nine Months
                                                        (Unaudited)        (Unaudited)
                                                      ---------------   -----------------
                                                       2006     2005      2006     2005
                                                      ------   ------    ------   ------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS             $ (103)  $ (265)   $  (58)  $  (88)
Reconciling Items:
   Discontinued Operations Income                         (1)      --        (4)      --
   Net Asset Sales Gains and Other                       (25)      (1)      (38)      (3)
   Asset Impairment Charges                              169      385       169      385
                                                      ------   ------    ------   ------
Adjusted Net Income - Non-GAAP Basis, Including MTM   $   40   $  119    $   69   $  294
Mark-to-market (Gains) Losses                             30      (75)      125     (131)
                                                      ------   ------    ------   ------
Adjusted Net Income - Non-GAAP Basis, Excluding MTM   $   70   $   44    $  194   $  163
                                                      ======   ======    ======   ======
Average Number of Common Shares Outstanding
   Basic                                                 220      220       220      211
   Diluted                                               220      220       220      211
BASIC EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Loss Per Share as Reported                            $(0.47)  $(1.21)   $(0.26)  $(0.42)
Reconciling Items:
   Discontinued Operations Income                         --       --     (0.02)      --
   Net Asset Sales Gains and Other                     (0.11)      --     (0.17)   (0.02)
   Asset Impairment Charges                             0.76     1.75      0.76     1.83
                                                      ------   ------    ------   ------
Adjusted Net Income - Non-GAAP Basis, Including MTM   $ 0.18   $ 0.54    $ 0.31   $ 1.39
Mark-to-market (Gains) Losses                           0.13    (0.34)     0.57    (0.62)
                                                      ------   ------    ------   ------
Adjusted Net Income - Non-GAAP Basis, Excluding MTM   $ 0.31   $ 0.20    $ 0.88   $ 0.77
                                                      ======   ======    ======   ======
DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Loss Per Share as Reported                            $(0.47)  $(1.21)   $(0.26)  $(0.42)
Reconciling Items:
   Discontinued Operations Income                         --       --     (0.02)      --
   Net Asset Sales Gains and Other                     (0.11)      --     (0.17)   (0.02)
   Asset Impairment Charges                             0.76     1.75      0.76     1.83
                                                      ------   ------    ------   ------
Adjusted Net Income - Non-GAAP Basis, Including MTM   $ 0.18   $ 0.54    $ 0.31   $ 1.39
Mark-to-market (Gains) Losses                           0.13    (0.34)     0.57    (0.62)
                                                      ------   ------    ------   ------
Adjusted Net Income - Non-GAAP Basis, Excluding MTM   $ 0.31   $ 0.20    $ 0.88   $ 0.77
                                                      ======   ======    ======   ======

Note: Adjusted (non-Generally Accepted Accounting Principles) earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the value of certain natural gas contracts.


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